    As filed with the Securities and Exchange Commission on January 28, 2000
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             ENDOSONICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                              68-0028500
      (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                               ------------------

                                2870 KILGORE ROAD
                        RANCHO CORDOVA, CALIFORNIA 95670
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                             ENDOSONICS CORPORATION
                             1998 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLANS)
                               ------------------

                                                            COPY TO:
        KATHLEEN E. REDD                               MICHAEL W. HALL, ESQ.
 ACTING CHIEF FINANCIAL OFFICER                          LATHAM & WATKINS
     ENDOSONICS CORPORATION                           135 COMMONWEALTH DRIVE
        2870 KILGORE ROAD                          MENLO PARK, CALIFORNIA 94025
RANCHO CORDOVA, CALIFORNIA 95670                          (650) 328-4600
         (916) 638-8008

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

----------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED             PROPOSED
                                           AMOUNT OF            MAXIMUM               MAXIMUM               AMOUNT OF
   TITLE OF SECURITIES TO BE              SHARES TO BE        OFFERING PRICE         AGGREGATE            REGISTRATION
           REGISTERED                      REGISTERED           PER SHARE          OFFERING PRICE             FEE
----------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, $0.001 PAR VALUE           500,000(1)           $4.98(2)          $2,490,000.00(3)          $658.00
----------------------------------------------------------------------------------------------------------------------


(1) EndoSonics Corporation (the "Registrant") previously registered 750,000 shares of its Common Stock under its 1998 Stock Option Plan with the Securities and Exchange Commission on August 6, 1998. This amount covers 500,000 additional shares available for issuance under the 1998 Stock Option Plan, as amended.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 26, 2000.

(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee.

                      REGISTRATION OF ADDITIONAL SECURITIES

        By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 6, 1998, Registration File No. 333-60827 (the "First Registration Statement"), the Registrant previously registered 750,000 shares of its Common Stock reserved for issuance from time to time in connection with the EndoSonics Corporation 1998 Stock Option Plan (the "1998 Stock Option Plan"). In February of 1999, the Registrant's Board of Directors authorized the amendment of the 1998 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder by 500,000 shares to a total of 1,250,000 shares, which amendment was approved by the Registrant's stockholders on June 10, 1999. The Registrant is hereby registering an additional 500,000 shares of Common Stock issuable under the 1998 Stock Option Plan, none of which have been issued as of the date of this Registration Statement. The contents of the First Registration Statement are incorporated by reference herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on this 28th day of January, 2000.


                                          ENDOSONICS CORPORATION


                                          By:      /s/  KATHLEEN E. REDD
                                              ---------------------------------
                                              Kathleen E. Redd
                                              Acting Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reinhard J. Warnking and Kathleen E. Redd, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                          Date
---------                                -----                                          ----
/s/  REINHARD J. WARNKING                President, Chief Executive Officer and         January 28, 2000
-----------------------------------      Director (Principal Executive Officer)
Reinhard J. Warnking


/s/  KATHLEEN E. REDD                    Acting Chief Financial Officer                 January 28, 2000
-----------------------------------      (Principal Financial and Accounting
Kathleen E. Redd                         Officer)


/s/  JULIE A. BROOKS                     Director                                       January 28, 2000
-----------------------------------
Julie A. Brooks


/s/  THOMAS J. CABLE                     Director                                       January 28, 2000
-----------------------------------
Thomas J. Cable


/s/  DALE CONRAD                         Director                                       January 28, 2000
-----------------------------------
Dale Conrad


/s/  JAKOB STAPFER                       Director                                       January 28, 2000
-----------------------------------
Jakob Stapfer

Signature                                Title                                          Date
---------                                -----                                          ----
/s/  GREGG W. STONE                      Director                                       January 28, 2000
-----------------------------------
Gregg W. Stone


/s/  W. MICHAEL WRIGHT                   Director                                       January 28, 2000
-----------------------------------
W. Michael Wright

                                INDEX TO EXHIBITS



  EXHIBIT
  -------
    5.1       Opinion of Latham & Watkins as to the legality of the shares being registered.

    23.1      Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

    23.2      Consent of Ernst & Young LLP, Independent Auditors.

    24.1      Power of Attorney (included on the signature page to this Registration Statement).